Exhibit 99.1

2021 Annual Shareholder meeting

Caution Regarding Forward - Looking Statements This presentation contains forward - looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995). Such statements are not historical facts, but rather are based on our current expectations, estimates and projections about our industry, our company, and our company’s operation and financial condition. Words including “may,” “will,” “could,” “would,” “should,” “anticipate,” “expect,” “intend,” “plan,” “project,” “believe,” “seek,” “estimate” and similar expressions are intended to identify forward - looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which remain beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward - looking statements. Such risk factors are disclosed from time to time in filings made by Select Bancorp, Inc. with the Securities and Exchange Commission. We caution you not to place undue reliance on these forward - looking statements, which reflect management’s view only as of the date of this presentation. We are not obligated to update these statements or publicly release the result of any revisions to them to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events.

Select Bancorp, Inc. • Select Bancorp, Inc. is the holding company for Select Bank & Trust. • Headquartered in Dunn, NC, the bank was established in May 2000. • Focused on personal and small business customers, Select Bank & Trust serves North Carolina, South Carolina and Virginia with 22 full - service offices and 3 loan production offices.

Mission & Values To be the bank of choice in the communities we serve by providing exceptional customer service, superior products and experienced bankers using a common sense approach to banking. Leadership Teamwork Integrity Service Commitment

Experienced management William L. Hedgepeth II President and Chief Executive Officer Mark A. Jeffries Executive Vice President Chief Financial Officer David Richard “Rick” Tobin, Jr. Executive Vice President Chief Credit Officer A native of North Carolina, Bill has been in the banking industry since 1983. Bill has served as President and Chief Executive Officer of Select Bank & Trust since 2014. He served as President and Chief Executive Officer of New Century Bank from 2007 – 2014 and as Chief Executive Officer of the former New Century Bank of Fayetteville from 2004 – 2007. He is a graduate of the University of North Carolina in Chapel Hill, N.C. W. Keith Betts Executive Vice President Chief Banking Officer A native of Delaware, Keith has been in the banking industry since 1980. He has served as Chief Banking Officer since January 2017. He previously served as Regional Executive for the bank’s New Hanover and Brunswick County, North Carolina markets. He founded Port City Capital Bank in Wilmington in 2001 and served as the bank’s President and Chief Executive Officer until the bank was sold in 2006. He is a graduate of St. Andrews Presbyterian College in Laurinburg, N.C. Lynn H. Johnson Executive Vice President Chief Operating Officer A native of Georgia, Mark has been in the banking industry since 2004. Mark has served as Chief Financial Officer of Select Bank since 2014. He served as Chief Financial Officer of Millennium Bank from 2009 – 2014 and as Chief Financial Officer of Asheville Savings Bank from 2007 – 2008. He also served as controller and interim Chief Financial Officer of Gateway Bank from 2004 – 2007. He is a graduate of East Carolina University in Greenville, N.C. A native of North Carolina, Lynn has been in the banking industry since 2003. Lynn has served as Chief Administrative Officer for Select Bank & Trust since 2014 and as Chief Operating Officer since 2017. She served as Corporate Ethics Officer and Human Resources Director from 2011 – 2014 and as the Human Resources Director from 2003 – 2014. Lynn is certified as a Senior Professional of Human Resources (SPHR) and as a Corporate Compliance Ethics Professional (CCEP). She is a graduate of Wake Technical Community College in Raleigh, N.C. A native of Virginia, Rick has been in the banking industry since 1981. He has served as Chief Credit Officer for Select Bank & Trust since 2014. He served as Chief Credit Officer for New Century Bank from 2012 – 2014 and as a Senior Credit Administrator from 2008 – 2012. He is a graduate of Appalachian State University in Boone, N.C.

2020 Highlights □ Opened new location in Cornelius, NC. □ Converted 3 Entegra Bank, a division of First Citizens Bank, branches in Western NC. □ Managed past dues and non - accruals. □ Successfully assisted customers in need with loans originated under the SBA’s Paycheck Protection Program (PPP). □ Converted and enhanced Digital Banking platform. □ Eliminated/Paid Off all FHLB borrowers. □ Maintained a strong NIM. □ Continued repurchase of Select Bancorp, Inc. common stock.

Total deposits (In millions) $980 $993 $1,486 $1,583 2018 2019 2020 1st Q 2021

Total loans (In millions) $986 $1,030 $1,304 $1,342 2018 2019 2020 1st Q 2021

Total assets (In millions) $1,300 $1,278 $1,730 $1,832 2018 2019 2020 1st Q 2021

Net income (In thousands) $13,782 $13,035 $8,163 $6,340 2018 2019 2020 1st Q 2021

Key ratios Return on Average Equity 8.51% 6.08% 3.81% 11.90% ROE 2018 2019 2020 1st Q 2021

Key ratios 1.12% 1.03% 0.52% 1.46% ROAA 2018 2019 2020 1st Q 2021

Key ratios 4.19% 4.04% 3.79% 4.02% 3.98% 3.58% 3.47% 3.79% 2018 2019 2020 1st Q 2021 Net Interest Margin/Spread

Key ratios 62.83% 66.83% 70.32% 57.89% Efficiency 2018 2019 2020 1st Q 2021

Focus in 2021 • Growing the location in Cornelius, NC opened in February 2020. • Navigating the unprecedented times of COVID - 19. • Continue assisting our small business customers with their COVID - 19 Stimulus Paycheck Protection Program loans and loan payment modifications. • Sustaining growth in our Mortgage and SBA lines of business. • Building shareholder value, including through the Company’s repurchase program

Focus in 2021 • We intend to continue to attract and retain small business prospects and customers through proactive business development and by providing quality customer service. • Continue to attract top talent in all markets we serve. • We will focus on growth of non - interest income to improve revenue.

Thank you for attending today and for your support.